UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 20, 2017

MCBC Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37502	06-1571747
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Cherokee Cove Drive Vonore, Tennessee	37885
(Address of Principal Executive Offices)	(Zip Code)

(423) 884-2221

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

ITEM 5.02                      DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Performance Stock Unit Awards

On July 20, 2017, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company granted performance stock units (“PSUs”) under the MCBC Holdings, Inc. 2015 Incentive Award Plan (the “2015 Plan”) to certain of the Company’s officers, including its named executive officers, effective July 20, 2017.  The awards will be earned based upon the Company’s performance, over a three year period, measured by an increase in Adjusted EBITDA Margin. The “Performance Period” for the awards is a three year period commencing July 1, 2017 and ending June 30, 2020.

Following the determination of the Company’s achievement with respect to the Adjusted EBITDA Margin criteria for the Performance Period, the vesting of each award will be subject to adjustment based upon the application of a total shareholder return (“TSR”) modifier. Depending on Company TSR relative to Performance Comparison Group TSR, the number of PSUs subject to vesting pursuant to each award can be modified as follows:

Relative TSR Level	Relative TSR Multiplier

25th percentile or less	-20%

50th percentile	0%

75th percentile	20%

90th percentile or greater	30%

The table below sets forth the number of PSUs awarded to the Company’s named executive officers by the Committee:

Executive/Title	Number of PSUs Granted (# of shares)

Terry McNew President and Chief Executive Officer	10,548

Timothy M. Oxley Chief Financial Officer	3,454

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCBC HOLDINGS, INC.

Dated: July 24, 2017
/s/ Timothy M. Oxley
Timothy M. Oxley
Chief Financial Officer, Treasurer and Secretary

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